SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BRIGGS & STRATTON CORPORATION

12301 WEST WIRTH STREET

WAUWATOSA, WISCONSIN 53222

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of BRIGGS & STRATTON CORPORATION, a Wisconsin corporation, will be held at the Amway Grand Plaza, 187 Monroe NW, Grand Rapids, Michigan, on Wednesday, October 20, 2004, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

(1)	To elect three directors to serve for three-year terms expiring in 2007;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent auditors;

(3)	To amend the company’s Articles of Incorporation to increase the number of authorized shares of common stock;

(4)	To consider and vote upon a proposal to amend and restate the Briggs & Stratton Corporation Incentive Compensation Plan; and

(5)	To take action on any other matters brought before the meeting appropriate for consideration by the shareholders of a Wisconsin corporation at an annual meeting.

By order of the Board of Directors.

Wauwatosa, Wisconsin

September 13, 2004

ROBERT F. HEATH, Secretary

Your vote is important to ensure that a majority of the stock is represented. You may vote using the Internet, by telephone, or by returning the enclosed proxy card in the envelope provided. Instructions for voting via the Internet or by telephone are included on your proxy card.

The Amway Grand Plaza is located 20 miles northwest of the airport in downtown Grand Rapids, I-96 exit at Ottawa.

Proxy Statement

* * * * *

GENERAL INFORMATION

This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Briggs & Stratton Corporation (“Briggs & Stratton” or the “company”) to be used at the Annual Meeting of Shareholders and any adjournments. The meeting will be held on October 20, 2004 at the Amway Grand Plaza, 187 Monroe NW, Grand Rapids, Michigan. Briggs & Stratton’s principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222. This Proxy Statement and the form of proxy will be mailed to shareholders on or about September 13, 2004.

Who Can Vote?

Shareholders of record at the close of business on August 25, 2004 are entitled to notice of and to vote at the meeting. On August 25, 2004, Briggs & Stratton had outstanding 25,612,270 shares of $.01 par value common stock entitled to one vote per share.

How Do I Vote?

You may vote in person or by properly appointed proxy. You may cast your vote by returning your signed and dated proxy card, or by voting electronically. You have the option to vote by proxy via the Internet or toll-free touch-tone telephone.

Instructions to vote electronically are listed on your proxy card or on the information forwarded by your bank or broker. These procedures are designed to authenticate your identity as a shareholder and to allow you to confirm that your instructions have been properly recorded. If you vote over the Internet, you may incur costs that you will be responsible for such as telephone and Internet access charges. The Internet and telephone voting facilities will close at 5:00 p.m. Eastern Daylight Time on October 19, 2004.

You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary, or by executing and delivering a later-dated proxy via the Internet, or by telephone or by mail, prior to the closing of the polls. Attendance at the meeting does not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as the Board of Directors recommends.

How Are Votes Counted?

A majority of the votes entitled to be cast on each matter, represented either in person or by proxy, will constitute a quorum with respect to the matter. If a quorum exists, the affirmative vote of a majority of the votes represented at the meeting is required for the election of directors. For each of Proposals 2 and 3, the affirmative vote of a majority of the votes represented at the meeting is required for approval. For Proposal 4, the affirmative vote of a majority of the votes represented at the meeting is required for approval, provided that the total vote cast on the proposal represents over 50% of the shares entitled to vote on the proposal. A vote withheld from the election of directors or an abstention with respect to the other proposals will count toward the quorum requirement and will have the effect of a vote against the director nominee or nominees, or such other proposal. A broker non-vote will count toward the quorum requirement and will have the effect of a vote against Proposals 3 and 4. The Inspectors of Election appointed by the Board of Directors count the votes and ballots.

Who Pays For This Proxy Solicitation?

Briggs & Stratton pays for the cost of solicitation of proxies. Solicitation is made primarily by mail. Some solicitation may be made by regular Briggs & Stratton employees, without additional compensation, by telephone, facsimile, or other means of communication, or in person. In addition, Briggs & Stratton has retained Innisfree M&A Incorporated to assist in its proxy solicitation efforts, at a fee anticipated not to exceed $9,000 plus reasonable out-of-pocket expenses.

What If Other Matters Come Up At The Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

1. ELECTION OF DIRECTORS

The Board of Directors of Briggs & Stratton is divided into three classes. The term of office of each class ends in successive years. Three directors are to be elected to serve for a term of three years expiring in 2007. Six directors will continue to serve for the terms designated in the following General Information Table. All directors are elected subject to the Bylaw restriction that they may not serve beyond the Annual Meeting following attainment of age 72.

The proxies received in response to this solicitation will be voted for the election of the nominees named below. If any nominee is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

General Information About the Nominees and Directors

Name, Age, Principal Occupation for Past Five Years and Directorships		Year First Became a Director
Nominees for Election at the Annual Meeting (Class of 2007):

[GRAPHIC APPEARS HERE]	WILLIAM F. ACHTMEYER, 49	2003
	Chairman and Managing Partner of The Parthenon Group, a leading strategic advisory and principal investment firm. Mr. Achtmeyer was identified as a possible candidate by the Chief Executive Officer.

[GRAPHIC APPEARS HERE]	DAVID L. BURNER, 65 (2) (4)	2000

Retired Chairman of Goodrich Corporation, an aircraft systems and services company. Chairman and Chief Executive Officer from 1997-2003. Director of Progress Energy, Inc., Milacron Inc., Lance, Inc. and Engelhard Corporation.

[GRAPHIC APPEARS HERE]	MARY K. BUSH, 56	2004

President of Bush International, a consulting firm that provides advice to companies on financial strategies and business development and to governments on financial market matters. Director of Brady Corporation, Millennium Chemicals Inc. and Mortgage Guaranty Insurance Corporation, and trustee of the Pioneer Family of Mutual Funds. Ms. Bush was identified as a possible candidate by the Chief Executive Officer.

Footnotes (1), (2), (3) and (4) are on page 3.

Name, Age, Principal Occupation for Past Five Years and Directorships		Year First Became a Director
Incumbent Directors (Class of 2006):

[GRAPHIC APPEARS HERE]	ROBERT J. O’TOOLE, 63 (2) (4)	1997

Chairman of the Board, President and Chief Executive Officer, A.O. Smith Corporation, a diversified manufacturer whose major products include electric motors and water heaters. Director of Factory Mutual Insurance Co., Marshall & Ilsley Corporation and A.O. Smith Corporation.

[GRAPHIC APPEARS HERE]	JOHN S. SHIELY, 52 (3)	1994

Chairman (2003), President and Chief Executive Officer of Briggs & Stratton since July 1, 2001; previously President and Chief Operating Officer. Director of Marshall & Ilsley Corporation, Quad/Graphics, Inc. and Cleveland Rock & Roll, Inc. (corporate board of the Rock & Roll Hall of Fame and Museum). Mr. Shiely’s brother, Vincent R. Shiely, is Vice President & General Manager - Engine Products Group of Briggs & Stratton.

[GRAPHIC APPEARS HERE]	CHARLES I. STORY, 50 (1) (3)	1994

President and Chief Executive Officer, INROADS, Inc., an international non-profit training and development organization which prepares talented minorities for careers in business and engineering. Director of INROADS, Inc. and ChoicePoint Inc. Advisory Director of AmSouth Bank.

Incumbent Directors (Class of 2005):

[GRAPHIC APPEARS HERE]	JAY H. BAKER, 70 (1) (2)	1999
	Retired. President of Kohl’s Corporation, an operator of family oriented, specialty department stores, until 2000. Director of Kohl’s Corporation.

[GRAPHIC APPEARS HERE]	MICHAEL E. BATTEN, 64 (1) (3) (4)	1984

Chairman and Chief Executive Officer of Twin Disc, Incorporated, manufacturer of power transmission equipment. Director of Twin Disc, Incorporated, Sensient Technologies Corporation and Walker Forge, Inc.

[GRAPHIC APPEARS HERE]	BRIAN C. WALKER, 42 (2)	2002

President and Chief Executive Officer, Herman Miller, Inc., a global provider of office furniture and services. President and Chief Operating Officer from 2003-2004, and President of Herman Miller, N.A. from 1999-2003; previously Chief Financial Officer. Director of Herman Miller, Inc.

Committee Membership: (1) Nominating & Governance, (2) Compensation, (3) Executive, (4) Audit.

Corporate Governance

The Board of Directors is responsible for providing oversight of the affairs of the company for the benefit of shareholders. The Board has adopted corporate governance guidelines and has approved a code of business conduct and ethics applicable to all directors, officers and employees. The Board’s Corporate Governance Guidelines and the Briggs & Stratton Business Integrity Manual can be viewed in the Shareholder Relations section of the company’s website (www.briggsandstratton.com).

Director Selection Procedures. The Nominating & Governance Committee selects director nominees in accordance with the following procedures:

•	Review the qualifications of existing Board members

•	Determine qualifications desired in new director(s)

•	Solicit suggestions from the Chief Executive Officer and directors on potential candidates

•	Consider candidates recommended by security holders

•	Retain search consultant as needed to identify candidates

•	Evaluate qualifications of all candidates recommended for consideration

•	Contact preferred candidate(s) to assess their interest

•	Interview preferred candidate(s) to assess their qualifications

•	Recommend candidate(s) for consideration by the Board

The Committee will consider recommendations from shareholders concerning the nomination of directors. Recommendations should be submitted in writing to the Secretary of the company and state the shareholder’s name and address, the name and address of the candidate, and the qualifications of and other detailed background information regarding the candidate. Recommendations must be received not later than 120 calendar days preceding the date of release of the prior year’s proxy statement. The company has not received any shareholder recommendations of director candidates with regard to the election of directors covered by this Proxy Statement or otherwise. The direct nomination of a director by shareholders must be made in accordance with the advance written notice requirements of the company’s Bylaws. A copy of the Bylaws may be obtained from the company’s Secretary. For consideration at the 2005 annual meeting, direct nominations must be received by the Secretary no earlier than July 5, 2005 and no later than July 30, 2005.

Director Selection Criteria. The Nominating & Governance Committee recommends nominees for director whose background, knowledge, experience, expertise and perspective will complement the qualifications of other directors and strengthen the Board. Nominees must meet the following minimum criteria:

•	A strong commitment to integrity

•	Common sense and good judgment

•	Relevant professional or business knowledge

•	A record of accomplishment in prior positions

•	The time and interest to attend and participate in Board meetings

Director Independence. A majority of directors must meet the criteria for independence established by the Board in accordance with the rules of the New York Stock Exchange. A director will not qualify as independent unless the Board determines that the director has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. On the recommendation of the Nominating & Governance Committee, the Board has adopted the following categorical standards to form the basis for the Board’s independence determinations.

•	The Board makes determinations of director independence based on all relevant facts and circumstances concerning a director’s relationships with the company, including commercial,

banking, consulting, charitable and family relationships. The Board shall not consider a director to be independent if the director has a relationship with the company that prevents independence under the NYSE rules.

•	The following commercial and charitable relationships will be considered to be immaterial relationships that do not impair a director’s independence: (1) the director or an immediate family member is an officer, employee, partner or significant owner of a company or organization that makes payments to, or receives payments from, Briggs & Stratton for property or services in an amount which, in any single fiscal year, is less than the greater of $500,000 or 1% of such other company’s consolidated gross revenues, and (2) the director is an officer, director or trustee of a charitable organization which receives contributions from Briggs & Stratton and the Briggs & Stratton Corporation Foundation, Inc. that aggregate less than the greater of $500,000 or 1% of such organization’s consolidated gross revenues in any single fiscal year out of the preceding three fiscal years.

In August 2004, the Nominating & Governance Committee and the Board evaluated the relationships between each director and the company and determined that Messrs. Achtmeyer, Baker, Batten, Burner, Bush, O’Toole, Story and Walker are independent. The Committee and the Board also determined that Messrs. Batten, Burner and O’Toole meet the requirements established by the U.S. Securities & Exchange Commission for independence of audit committee members.

Board Executive Sessions. The non-management directors of the Board regularly meet alone without any members of management being present. Mr. Batten, the Chair of the Nominating & Governance Committee, is the presiding director at these sessions. In fiscal year 2004, there were two executive sessions of the Board.

Meeting Attendance. Directors are expected to attend all regularly-scheduled Board meetings and the annual meeting of shareholders. In fiscal year 2004, there were five meetings of the Board, and each director attended at least 75% of the total number of meetings held by the Board of Directors and the committees on which he or she served (during the periods that he or she served). In addition, each member of the Board attended the 2003 annual meeting of shareholders.

Board Committees. The Board has established four committees to assist it in fulfilling its responsibilities. Each committee member is nominated by the Nominating & Governance Committee and appointed by the Board.

Audit Committee. The Audit Committee is composed of Messrs. O’Toole (chair), Batten and Burner. Each member of the Committee has been determined by the Board to be independent under the rules of the SEC and NYSE and to satisfy the requirements for an audit committee financial expert under the SEC rules. In addition, the Board has determined that Mr. Burner’s service on the audit committees of four other public companies does not impair his ability to effectively serve on the Audit Committee.

The Audit Committee’s primary duties and responsibilities are to (1) monitor the integrity of the company’s financial statements and review with the independent accountants the audited financial statements and their report, (2) retain independent public accountants to audit the company’s books and accounts, (3) oversee the independence and performance of the company’s internal and external auditors, (4) review and approve non-audit services performed by the independent public accountants, (5) review the accountants’ recommendations on accounting policies and internal controls, (6) review internal accounting and auditing procedures, and (7) monitor the company’s compliance with legal and regulatory requirements. The Committee may delegate pre-approval authority concerning audit and non-audit services to the chair of the Committee, which if exercised shall be reported to the Committee at its next scheduled meeting. The Audit Committee charter is attached as Exhibit A and is available on the company’s website. The Audit Committee held eight meetings during fiscal year 2004.

Compensation Committee. The Compensation Committee is composed of Messrs. Burner (chair), Baker, O’Toole and Walker. Each member has been determined by the Board to be independent under the rules of the NYSE.

The Compensation Committee (1) reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and sets the CEO’s compensation, (2) reviews the compensation and benefits provided to executive officers and makes recommendations to the Board as to salary levels and benefits, (3) reviews and recommends to the Board the adoption or amendment of compensation and benefit plans and programs maintained for the executive officers and other key employees, (4) administers the company’s incentive compensation plans for senior executives, (5) reviews the company’s management succession plan, and (6) prepares an annual report on executive compensation. The Compensation Committee charter is available on the company’s website. The Compensation Committee held four meetings during fiscal year 2004.

Nominating & Governance Committee. The Nominating & Governance Committee is composed of Messrs. Batten (chair), Baker and Story. Each member has been determined by the Board to be independent under the rules of the NYSE.

The Nominating & Governance Committee (1) proposes to the Board a slate of nominees for election by the shareholders at the annual meeting and recommends prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements, (2) reviews candidates recommended by shareholders for election to the Board, (3) develops plans regarding the size and composition of both the Board and Committees, and (4) monitors and makes recommendations to the Board concerning corporate governance matters. The Nominating & Governance Committee charter is available on the company’s website. The Committee held five meetings during fiscal year 2004.

Executive Committee. The Executive Committee is composed of Messrs. Batten, Story and Shiely. The Committee is authorized to exercise the authority of the Board in the management of the business and the affairs of the company between meetings of the Board, except as provided in the Bylaws. The Executive Committee held one meeting during fiscal year 2004.

Director Compensation. Each nonemployee director receives an annual retainer fee of $20,000, an annual award of 200 shares of Briggs & Stratton common stock, a fee of $1,500 for each Board or Committee meeting attended, and a fee of $250 for participating in any written consent resolution. The Chairs of the Audit, Compensation and Nominating & Governance Committees receive an additional annual retainer fee of $3,000.

Under the Deferred Compensation Plan for Directors, nonemployee directors may elect to defer receipt of all or a portion of their directors’ fees until any date but no later than the year in which the director attains the age of 73 years. Participants may elect to have cash deferred amounts either: (1) credited with interest quarterly at 80% of the prevailing prime rate or (2) converted into common share units, based on the deferral date closing price of Briggs & Stratton’s common stock. Shares of Briggs & Stratton common stock deferred will be credited to a common stock account. Any balance in either the common stock account or the common share unit account will be credited with an amount equivalent to any dividend paid on Briggs & Stratton’s common stock, which will be converted into additional common share units. The balance in the common stock account will be distributed in shares of Briggs & Stratton common stock. Common share units may be distributed in cash or stock at the election of the directors. All other distributions will be paid in cash. Nonemployee directors are also provided with $150,000 of coverage under Briggs & Stratton’s Business Travel Accident Plan while on corporate business.

For fiscal year 2004 and preceding years, nonemployee directors participated in a Director’s Leveraged Stock Option Plan (the “Plan”). In general, the Plan is structured so that a fair return must be provided to Briggs & Stratton’s shareholders before the stock options become valuable. The options are premium priced (the exercise price equals the exercise price for options granted under the Leveraged Stock Option Program for Senior Executives), become exercisable three years after the grant date, and expire ten years after the grant date. The number of stock options awarded to each nonemployee director is determined by reference to the Company Performance Factor achieved under the Economic Value Added Incentive Compensation Plan (“EVA® Plan”). When performance reaches target under the EVA

Plan, each nonemployee director is awarded options to purchase 2,000 shares. Performance exceeding target results in additional shares granted on a sliding scale, and performance less than target results in no option grants. There were 35,000 stock options granted to nonemployee directors for fiscal year 2004. For fiscal year 2005 and subsequent years, the Plan has been modified so that nonemployee directors receive options to purchase 2,000 shares without regard to the Company Performance Factor, the exercise price of the options is 110% of the fair market value of the company’s stock on the grant date, and the options become exercisable three years after the grant date and expire five years after the grant date.

Nonemployee directors are encouraged to use company products to enhance their understanding and appreciation of the company’s business. Directors may receive up to $10,000 annually of company products and products powered by the company’s engines and motors. The value of the products is included in the directors’ taxable income, and the company reimburses directors for applicable tax liability associated with the receipt of products. In fiscal year 2004, Mr. Batten received $918 to cover the purchase of products and the associated tax liability, Mr. Burner received $1,473, and Mr. Walker received $8,134.

Communication with Directors. The Board has established a process for security holders to communicate with the Board, its non-management directors as a group or its presiding director. Such communications should be addressed to the Secretary of the company, who will forward the communication directly to the presiding director.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three nonemployee directors. The Committee acts under a written Audit Committee Charter adopted by the Board of Directors, which is attached as Exhibit A. Each member of the Audit Committee is an audit committee financial expert and is independent under the rules of the Securities and Exchange Commission and New York Stock Exchange. In addition, the Board has determined that Mr. Burner’s service on the audit committees of four other public companies will not impair his ability to effectively serve on the Audit Committee.

Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. Briggs & Stratton’s independent auditors are responsible for expressing an opinion on the conformity of Briggs & Stratton’s audited financial statements to generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed Briggs & Stratton’s audited financial statements with management and Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee has discussed with the independent auditors the matters related to the conduct of the audit required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee also discussed with the independent auditors the quality and adequacy of the company’s internal controls.

In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures of all relationships between Briggs & Stratton and Deloitte & Touche LLP that may bear on independence and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with that firm its independence.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors.

Robert J. O’Toole, Chairman

Michael E. Batten

David L. Burner

INDEPENDENT AUDITOR’S FEES

During fiscal year 2003 and 2004, Briggs & Stratton retained Deloitte & Touche LLP to provide services for which it billed the following fees:

	2004	2003
Audit Fees	$306,430	$222,729
Audit-Related Fees	93,100	34,000
Tax Fees	162,684	159,233
All Other Fees	0	15,671

Total Fees	$562,214	$431,633

Audit-Related Fees include fees related to Sarbanes-Oxley readiness reviews and benefit plan audits. Tax Fees include fees for tax compliance reviews and the preparation of tax returns. All Other Fees include consulting services related to human resource matters. The Audit Committee has considered whether the independent auditors’ provision of services other than audit services is compatible with maintaining auditor independence.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the public accounting firm of PricewaterhouseCoopers LLP as the company’s independent auditors for the year ending July 3, 2005. The Committee has directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors is not required by the Bylaws or otherwise. However, the Committee and Board are submitting the selection of PricewaterhouseCoopers LLP for ratification because they value the shareholders’ views on the company’s independent auditors. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the company and its shareholders.

The Audit Committee and Board recommend a vote FOR this proposal.

PERFORMANCE GRAPH

The chart below is a comparison of the cumulative return over the last five fiscal years had $100 been invested at the close of business on June 30, 1999 in each of Briggs & Stratton common stock, the Standard & Poor’s (S&P) Smallcap 600 Index and the S&P Machinery Index.

FIVE YEAR CUMULATIVE TOTAL RETURN COMPARISON*

Briggs & Stratton versus Published Indices

[GRAPHIC APPEARS HERE]

		6/99	6/00	6/01	6/02	6/03	6/04
♦	Briggs & Stratton	100.00	60.90	77.18	72.46	98.42	175.65
•	S&P Smallcap 600	100.00	114.38	127.10	127.45	122.88	166.20
X	S&P Machinery (diversified)	100.00	78.21	87.38	97.46	96.11	140.32

*	Total return calculation is based on compounded monthly returns with reinvested dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents the names of persons known to Briggs & Stratton to be the beneficial owners of more than 5% of the outstanding shares of its common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors 48 Fremont Street San Francisco, California 94105	1,502,444	(a)	5.87%
Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036	1,338,801	(b)	5.23%
LSV Asset Management 1 N. Wacker Drive, Ste 4000 Chicago, Illinois 60606	1,130,531	(c)	4.41%

(a)	Barclays Global Investors reports that as of December 31, 2003 it had sole voting power and sole dispositive power with respect to 1,389,540 shares.

(b)	Marsh & McLennan Companies, Inc. reports that as of December 31, 2003 it had shared voting power and shared dispositive power with respect to 1,338,801 shares.

(c)	LSV Asset Management reports that as of December 31, 2003 it had sole voting power with respect to 822,131 shares and sole dispositive power with respect to 1,069,031 shares.

Amounts for 5% shareholders are reported as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 unless more recent information was provided. Beneficial ownership is determined in accordance with SEC Rule 13d-3 for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of shares of common stock of Briggs & Stratton by each director, nominee and named executive officer, and by all directors and executive officers as a group, as of August 25, 2004.

				Nature of Beneficial Ownership
Directors and Executive Officers	Total No. of Shares Beneficially Owned		Percent of Class	Sole Voting and Investment Power	Shared Voting and Investment Power	Sole Voting Power Only
William F. Achtmeyer	200		*	200	0	0
Jay H. Baker	5,800	(a)	*	3,900	1,900	0
Michael E. Batten	7,925	(a)	*	7,925	0	0
James E. Brenn	158,866	(a)(b)	*	63,096	92,770	3,000
David L. Burner	800	(c)	*	800	0	0
Mary K. Bush	0		*	0	0	0
Paul M. Neylon	66,123	(a)	*	63,123	0	3,000
Robert J. O’Toole	8,000	(a)	*	8,000	0	0
Stephen H. Rugg	6,584	(a)	*	6,584	0	0
Thomas R. Savage	63,318	(a)	*	60,318	0	3,000
John S. Shiely	509,695	(a)(d)	2.0	215,695	294,000	0
Charles I. Story	7,995	(a)	*	6,995	1,000	0
Brian C. Walker	400		*	400	0	0
All directors and executive officers as a group (22 persons including the above named persons)	1,029,107	(a)(b)(c)(d)	3.9	625,333	389,774	14,000

*	Less than 1%.

(a)	Includes shares issuable pursuant to stock options exercisable within 60 days for Mr. Baker (3,000 shares), Mr. Batten (6,000 shares), Mr. Brenn (59,003 shares), Mr. Neylon (48,300 shares), Mr. O’Toole (6,000 shares), Mr. Rugg (800 shares), Mr. Savage (57,410 shares), Mr. Shiely (167,020 shares), Mr. Story (6,000 shares), and all directors and executive officers as a group (525,158 shares).

(b)	Includes 80,000 shares in the Briggs & Stratton Retirement Plan. Mr. Brenn shares beneficial ownership of these shares through joint voting and investment power.

(c)	Does not include phantom stock units acquired through deferral of director fees under the Deferred Compensation Plan for the following Director: Mr. Burner – 3,873.

(d)	Includes 294,000 shares in the Briggs & Stratton Corporation Foundation, Inc. Mr. Shiely shares beneficial ownership through joint voting and investment power.

This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and certain officers of Briggs & Stratton to file reports of their ownership of Briggs & Stratton common stock and of changes in such ownership with the Securities and Exchange Commission. Based on the information provided by the reporting persons, all applicable reporting requirements for fiscal 2004 were accomplished in a timely manner.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Briggs & Stratton’s Compensation Committee consists of four independent directors responsible for considering and approving compensation arrangements for senior management, including its chief executive officer and other executive officers. Each member of the Committee has been determined by the Board of Directors to be independent under the rules of the New York Stock Exchange.

The objectives of the Committee in establishing compensation arrangements for senior management are to (1) attract and retain key executives who are important to the continued success of Briggs & Stratton and its operating units, and (2) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders’ investment.

The primary components of Briggs & Stratton’s executive compensation program for fiscal year 2004 were base salary, incentive compensation bonus and incentive stock options. Commencing with fiscal year 2005, the Committee has modified the executive compensation program by adding a ceiling and floor to accrued bonuses, linking an executive’s stock option award to his or her target annual bonus, and establishing a program for making restricted stock awards based on an executive’s actual cash bonus.

The Committee believes that:

•	Briggs & Stratton’s incentive plans provide very strong incentives for management to increase shareholder value;

•	Briggs & Stratton’s pay levels are appropriately targeted to attract and retain key executives; and

•	Briggs & Stratton’s total compensation program is a cost-effective strategy to increase shareholder value.

Base Salary

The Committee reviews officers’ base salaries annually. Salaries are based on level of responsibility and individual performance. It is the Committee’s objective that base salary levels, in the aggregate, be at or modestly above competitive salary levels. A competitive salary level is the average for similar responsibilities in similar companies. In setting base salaries for fiscal year 2004, the Committee reviewed compensation survey data provided by its outside consultant, Hewitt Associates LLC, for a Comparator Group of companies in the general sales dollar size range and broad industry sector as Briggs & Stratton. This group is not the same group of companies included in the S&P Machinery Index. The Committee determined that the salary levels set would achieve the Committee’s objective. As a result of this process, Mr. Shiely, as Chief Executive Officer, received a base salary of $737,768 in fiscal year 2004.

Incentive Cash Bonus

Briggs & Stratton maintains an Economic Value Added (“EVA”) Incentive Compensation Plan (the “EVA Plan”). The purpose of the EVA Plan is to provide incentive cash compensation to key employees, including all executive officers, in a form relating financial reward to an increase in the value of Briggs & Stratton to its shareholders.

In general, EVA is net operating profit after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of the firm’s capital and is the weighted average cost of (1) equity capital based on a 10-year Treasury Bond yield plus the product of a historical equity risk premium and the business risk index for Briggs & Stratton, and (2) debt capital equal to actual after-tax debt cost. EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

Under the EVA Plan, the Accrued Bonus for a participant in any fiscal year is equal to the aggregate of 30% of the Company Performance calculation (Base Salary x Target Incentive Award x Company Performance Factor) plus 70% of the Individual Performance calculation (Base Salary x Target Incentive Award x Individual Performance Factor), with no more than 15% of the Accrued Bonus attributable to Non-Quantifiable Individual Performance Factors. The intent of the EVA Plan is to reward executives based on their ability to continuously improve the amount of EVA earned on behalf of shareholders.

The Company Performance Factor is based on the amount of improvement or deterioration in EVA. If the annual EVA is in excess of the Target EVA, the Company Performance calculation will produce an amount in excess of the Target Incentive Award. If the annual EVA is less than the Target EVA, the Company Performance calculation will produce an amount less than the Target Incentive Award. For fiscal year 2004, with respect to all of the executives named in the Summary Compensation Table, the Committee determined that the Individual Performance Factor would be the same as the Company Performance Factor. Individual target incentive awards under the EVA Plan ranged from 20% to 100% of base compensation, and Mr. Shiely’s individual target incentive award was 100%. There was no cap and no floor on the accrued bonus for fiscal year 2004, except that the company’s Stock Incentive Plan limits the bonus payable to an individual in any year to $1 million. For future years the Committee has established a cap of three times an executive’s Target Incentive Award, subject to a $3 million limit to be approved by shareholders, and a floor of negative one times the executive’s Target Incentive Award. The Target EVA is the average of the Target EVA and Actual EVA for the prior EVA Plan year plus an Expected Improvement. For fiscal year 2004, Expected Improvement was $2 million, and the Target EVA was $9,057,000. For future years, the Committee has decided to simplify EVA calculations by eliminating the $2 million annual Expected Improvement.

The Individual Performance Factor, which is determined by the executive to whom the participant reports subject to approval by the Committee, is the weighted average of one or more quantifiable or non-quantifiable factors called Supporting Performance Factors. Supporting Performance Factors represent an achievement percentage continuum that generally ranges from 50% to 150% of the individual target award opportunity and are enumerated from 0.5 to 1.5 based on this range. If approved by the Committee, Supporting Performance Factors are uncapped if they are the same as the Company Performance Factor or are based on divisional EVA.

The EVA bonus plan provides the powerful incentive of a significant bonus opportunity, but also uses a “Bonus Bank” to ensure that extraordinary EVA performance is sustained before extraordinary bonus awards are paid out. A Bonus Bank account is considered at risk, given that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance, and that extraordinary EVA performance must be sustained for several years to ensure full payout of the accrued bonus. The Bonus Bank applies to senior executives designated by the Committee under the EVA Plan. All of the company’s executive officers, including those named in the Summary Compensation Table, were designated as senior executives for fiscal year 2004.

For fiscal year 2004, any accrued bonus in excess of 125% of the Target Incentive Award was added to the senior executive’s outstanding Bonus Bank balance. The bonus paid was equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the Bonus Bank balance. Since the Company Performance Factor for fiscal year 2004 was 2.53, Mr. Shiely was designated to receive a bonus of $1,233,843, of which $233,843 was awarded contingent upon shareholder approval of the company’s Incentive Compensation Plan at the 2004 annual meeting of shareholders. If a senior executive had a negative Bonus Bank balance at the end of fiscal year 2004, the bonus paid was limited to the accrued bonus up to a maximum of 75% of the target bonus with the remainder of the accrued bonus offsetting the negative balance in the Bonus Bank. In future years, the Committee has decided to require bonus banking where the accrued bonus exceeds 100% of the target bonus.

On termination of employment due to death, disability or retirement, the available balance in the Bonus Bank will be paid to the terminating executive or his designated beneficiary or estate. Executives who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any positive available balance. An executive is not expected to repay negative balances upon termination or retirement.

Incentive Equity Compensation

In 1990 shareholders approved the Stock Incentive Plan (“SIP”). The SIP authorizes the Committee to grant to officers and other key employees stock incentive awards in the form of one or any combination of the following: stock options, stock appreciation rights, deferred stock, restricted stock and stock purchase rights. Since fiscal year 1994, the sole form of options granted under the SIP has been leveraged stock options (“LSOs”), which are Incentive Stock Options or Non-Qualified Stock Options.

In 1999 shareholders approved an increase in the shares authorized for issuance under the SIP and provided that all stock options granted under the SIP would continue to be premium priced LSOs. LSO grants that are presently outstanding become exercisable three years after the date of grant, have exercise prices that were set at a compound growth rate covering a period of three or five years, and expire seven or ten years after the date of grant. The maximum number of LSOs allowed to be granted for any fiscal year is 600,000. If the calculation described below produces more than 600,000 LSOs in any year, LSOs granted to all senior executives for that year are reduced pro-rata based on proportionate Total Bonus Payouts under the EVA Plan. The amount of reduction is carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in future years.

On April 20, 2004 the Committee decided to modify the company’s stock incentives for fiscal year 2005 and subsequent years. On August 4, 2004, the Board of Directors approved the company’s revised Incentive Compensation Plan, subject to shareholder approval. The modifications to the SIP that are included in the Incentive Compensation Plan are described later in this proxy statement under the section seeking shareholder approval of the Incentive Compensation Plan.

The calculation of the number of options granted to each senior executive for fiscal year 2004 and the method of determining their exercise price are described below. The number of LSOs granted to each senior executive was determined by dividing the employee’s Total Bonus Payout and any uninvested Total Bonus Payout dollars carried forward from the prior year by 10% of the fair market value of Briggs & Stratton stock on the date of grant. The exercise price of the option is the product of 90% of the fair market value on the date of grant times the Estimated Annual Growth Rate compounded over three years, which is the start date of the option exercise period. The Estimated Annual Growth Rate equals the average daily closing 10-year U.S. Treasury Bond yield for the month of March immediately preceding the relevant EVA Plan year plus 1%. Because the LSOs granted for fiscal year 2004 have a premium exercise price, are exercisable after three years and expire after ten years, the Black-Scholes value of these options is 34.2% of the grant date stock price.

The following example illustrates the calculation of the stock option grant for a senior executive who has $50,000 in Total Bonus Payout under the EVA Plan. The number of options earned is calculated by dividing the dollars for investment by 10% of the fair market value of Briggs & Stratton stock on the date of grant. Assume the fair market value of Briggs & Stratton stock on the date of grant is $70.795.

Example:	Number of Options Granted
10% of the fair market value is $7.080
Options Granted are 7,062 ($50,000 ÷ 7.080)

Exercise Price = (.9 x fair market value) x Estimated Annual Growth Rate3*
4.81% is the Estimated Annual Growth Rate (3.81 plus 1%) (See description above)
The exercise price is $73.36 (.9 x $70.795 x 1.0481[3]*)

*	Raising it to the 3rd power takes it to a 3-year compound growth rate, three years being the start date of the 7-year exercise period.

Based on this example, the fair market value of Briggs & Stratton shares must exceed $73.36 between three and ten years from the date of LSO grant to give the stock options value to senior executives.

On August 13, 2004, after publication of financial results for fiscal year 2004, the Committee granted LSOs to 16 senior executives. The number of LSOs granted to Mr. Shiely was determined in the manner described above, with the grant of additional options for fiscal year 2004 contingent upon shareholder approval of the Incentive Compensation Plan at the 2004 annual meeting.

Section 162(m) of the Internal Revenue Code limits tax deductions for executive compensation to $1 million, unless certain conditions are met. While Mr. Shiely’s individual compensation exceeded this threshold in fiscal year 2004, the EVA Plan, the Stock Incentive Plan and the proposed Incentive Compensation Plan are designed generally to ensure full deductibility of compensation paid under these plans. It has been Briggs & Stratton’s policy to take reasonable steps to maintain the corporate tax deductibility of compensation paid to executive officers.

Submitted by the Compensation Committee of the Board of Directors.

David L. Burner, Chairman

Jay H. Baker

Robert J. O’Toole

Brian C. Walker

EXECUTIVE COMPENSATION

Compensation Summary

The table includes information for each of the last three fiscal years concerning the compensation paid by Briggs & Stratton to Briggs & Stratton’s Chief Executive Officer and the four other most highly compensated executive officers.

Summary Compensation Table

					Long-Term Compensation			All Other Compensation ($) (4)
		Annual Compensation (1)			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Securities Underlying Options/ SARs (#) (2)		LTIP Payouts ($) (3)
J.S. Shiely Chairman, President and Chief Executive Officer	2004 2003 2002	$737,768 695,490 664,666	$1,000,000 682,431 152,873	(5)	141,250 121,120 39,960	(5)	$77,790 0 0	$46,531 24,640 30,513

S.H. Rugg Senior Vice President – Sales & Service	2004 2003 2002	302,404 276,280 248,420	303,444 192,669 90,363		42,860 34,190 23,620		76,641 0 0	17,559 9,942 24,849

T.R. Savage Senior Vice President – Administration	2004 2003 2002	306,292 290,600 277,020	296,277 130,770 38,229		41,850 23,210 9,990		77,627 0 0	13,685 8,501 22,061

J.E. Brenn Senior Vice President and Chief Financial Officer	2004 2003 2002	302,878 287,640 276,020	293,892 129,438 38,091		41,510 22,970 9,960		76,761 0 0	12,958 7,955 21,955

P.M. Neylon Senior Vice President – Engine Products Division	2004 2003 2002	264,208 245,190 220,790	272,343 181,293 20,975		38,250 34,710 11,060		74,187 14,299 21,341	14,190 7,263 21,629

(1)	Salary includes amounts earned in fiscal year, whether or not deferred.

(2)	No SARs are outstanding. Option awards reported for fiscal 2004 were granted August 13, 2004.

(3)	Figures reflect the portion of the EVA Plan bonus bank balances paid with respect to each fiscal year.

(4)	All other compensation for fiscal 2004 for Messrs. Shiely, Rugg, Savage, Brenn and Neylon, respectively, includes: (i) matching contributions to the Briggs & Stratton’s Savings and Investment Plan for each named executive officer of $6,500, $6,357, $6,222, $6,008 and $6,221; (ii) matching contributions to Briggs & Stratton’s Key Employee Savings and Investment Plan for each named executive officer of $36,606, $8,852, $7,113, $6,950 and $7,794; (iii) reimbursement of professional consultant fees for each named officer of $3,425, $2,350, $350, $0 and $175. Fiscal year 2002 included amounts paid by Briggs & Stratton for the benefit of the named executive officers under Briggs & Stratton’s split dollar Executive Life Insurance Plan. No premiums were paid in 2003 and 2004.

(5)	In the event the shareholders approve the amended and restated Briggs & Stratton Corporation Incentive Compensation Plan, Mr. Shiely will receive an additional cash bonus of $233,843 and additional options on 33,030 shares.

Stock Options

The Stock Incentive Plan approved by shareholders provides for the granting of stock options with respect to Briggs & Stratton common stock. The tables contain additional information on stock options.

The methodology used in determining the number of grants awarded and other terms and conditions of the grants are found in the Compensation Committee Report on Executive Compensation. Option awards reported for fiscal 2004 were granted effective August 13, 2004. Options become exercisable August 13, 2007. Option awards are intended to qualify as “incentive stock options” to the extent permitted under the Internal Revenue Code of 1986, as amended. Any options not meeting the requirements for incentive stock options will be treated as non-qualified stock options.

Option/SAR Grants For Last Fiscal Year

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($ / Sh)	Expiration Date	Grant Date Present Value ($)
J.S. Shiely	141,250	(1)	27.9%	$73.36	8/13/2014	$3,422,488
S.H. Rugg	42,860		8.5%	73.36	8/13/2014	1,038,498
T.R. Savage	41,850		8.3%	73.36	8/13/2014	1,014,026
J.E. Brenn	41,510		8.2%	73.36	8/13/2014	1,005,787
P.M. Neylon	38,250		7.5%	73.36	8/13/2014	926,798

(1)	In the event the shareholders approve the Briggs & Stratton Corporation Incentive Compensation Plan, Mr. Shiely will receive additional options on 33,030 shares having the same exercise price, exercise period and expiration date as the options granted effective August 13, 2004.

The estimated grant date present value reflected in the Option/SAR table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table include the following:

•	An exercise price on the option of $73.36.

•	Fair market value of the common stock on the date of grant of $70.795.

•	An option term of 10 years.

•	An interest rate of 4.22 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

•	A monthly stock price volatility of 28.35% (utilizing 36 months of historical month-end stock prices).

•	Cumulative dividends of $1.32 (1.86% yield) paid with respect to a share of common stock in the year prior to the date of grant.

The ultimate values of the options will depend on the future market price of Briggs & Stratton stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Briggs & Stratton common stock over the exercise price on the date the option is exercised.

If there is a “change in control” of Briggs & Stratton, as defined in the Incentive Compensation Plan, any outstanding stock options which are not then exercisable will become fully exercisable and vested. Upon a change in control, optionees may elect to surrender all or any part of their stock options and receive a per share amount in cash equal to the excess of the “change in control price” over the exercise price of the stock option. If an optionee’s employment is terminated at or following a change in control (other than by death, disability, or retirement), the exercise periods of an optionee’s stock options will be extended to the earlier of six months and one day from the date of employment termination or the options’ respective expiration dates. No SARs were granted.

Aggregated Option/SAR Exercises In Last Fiscal Year

And FY-End Option/SAR Values*

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.S. Shiely	28,280	$245,651	130,750	348,600	$3,875,645	$8,590,001
S.H. Rugg	33,040	272,366	15,230	120,390	196,010	3,223,545
T.R. Savage	33,820	446,023	34,550	97,910	922,531	2,483,277
J.E. Brenn	12,000	143,231	55,890	97,530	1,813,486	2,479,705
P.M. Neylon	38,240	555,913	37,590	108,730	880,123	2,851,961

*	No SARs are outstanding. Options at fiscal year end include options granted August 13, 2004 for fiscal 2004.

Equity Compensation Plan Information

The following table gives aggregate information under all equity compensation plans of Briggs & Stratton through June 27, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders	1,286,645	(1)	$56.41	1,533,440

Equity compensation plans not approved by security holders	—		N/A	—

Total	1,286,645		$56.41	1,533,440

(1)	Represents options and restricted stock granted under Briggs & Stratton’s Stock Incentive Plan.

Long-Term Incentive Compensation

As described in more detail in the Compensation Committee Report on Executive Compensation, the EVA Plan requires that accrued bonuses payable to Senior Executives in excess of 125% of their target bonus be banked. This occurred in August 2004 and August 2000. In any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. This occurred in August 2001, when the negative amounts were subtracted from the bonus bank for each of the named executive officers, leaving a negative accrued bonus bank balance for each officer except Mr. Neylon. Under the EVA Plan, because the bonus paid in August 2002 was less than 75% of the target bonus, the negative accrued bonus bank balances remained and were carried forward to fiscal year 2003. Accrued bonuses for fiscal year 2003 were more than 75% of the target bonus, so in August 2003 the excess over 75% was paid into the bank for each of the named executive officers except Mr. Neylon to reduce their negative balances, accrued bonuses for fiscal year 2004 were sufficient to pay off all remaining negative balances in the bonus bank.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Name	Amounts Banked (Forfeited) ($)	Estimated Future Payouts (Paybacks) Under Non-Stock Price-Based Plans
		Minimum ($)	Target and Maximum ($)
J.S. Shiely	$944,343	$0	$866,553
S.H. Rugg	232,246	0	155,605
T.R. Savage	246,301	0	157,606
J.E. Brenn	242,638	0	155,849
P.M. Neylon	195,778	0	150,622

Retirement Plan

Briggs & Stratton maintains a defined benefit retirement plan (the “Retirement Plan”) covering all executive officers and substantially all other Milwaukee employees. Under the Retirement Plan non-bargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest five years’ compensation of the last ten calendar years of service prior to retirement multiplied by the number of years of credited service. This amount is offset by 50% of Social Security. The Social Security offset is prorated if years of credited service are less than 30.

Executive officers participate in an unfunded program that supplements benefits under the Retirement Plan. Under this program executive officers are provided with additional increments of 0.50 of 1% of compensation per year of credited service over that presently payable under the Retirement Plan to non-bargaining unit employees. In no event will a pension paid under the above described plans to a non-bargaining unit employee exceed 70% of the employee’s average monthly compensation. The Board of Directors amended the supplemented program in August 2003 to provide Mr. Shiely with up to five additional years of credited service based on his tenure as CEO.

A trust has been established for deposit of the aggregate present value of the benefits described above for executive officers upon the occurrence of a change in control of Briggs & Stratton. The trust would not be considered funding the benefits for tax purposes.

The following table shows total estimated annual benefits from funded and unfunded sources generally payable to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications. These are calculated on a single-life basis and adjusted for the projected Social Security offset:

Average Annual Compensation in Highest 5 of Last 10 Calendar Years of Service	Annual Pension Payable for Life After Specified Years of Credited Service
	10 Years	20 Years	30 Years	40 Years
$ 200,000	$39,000	$77,000	$116,000	$140,000	*
400,000	81,000	161,000	242,000	280,000	*
600,000	123,000	245,000	368,000	420,000	*
800,000	165,000	329,000	494,000	560,000	*
1,000,000	207,000	413,000	620,000	700,000	*
1,200,000	249,000	497,000	746,000	840,000	*
1,400,000	291,000	581,000	872,000	980,000	*
1,600,000	333,000	665,000	998,000	1,120,000	*
1,800,000	375,000	749,000	1,124,000	1,260,000	*

*	Figures reduced to reflect the maximum limitation of 70% of compensation.

This table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by Briggs & Stratton’s unfunded program will receive the full pension that the officer would be entitled in the absence of such limitations. Compensation, for purposes of the table, includes the compensation shown in the Summary Compensation Table under the headings “Salary,” “Bonus” and “LTIP Payouts.”

The years of credited service under the Retirement Plan for the individuals named in the Summary Compensation Table are: Mr. Shiely-18; Mr. Rugg-31; Mr. Savage-12; Mr. Brenn-26 and Mr. Neylon-31.

Employment Agreements

Each executive officer of Briggs & Stratton, including the officers named in the Summary Compensation Table, is party to a two-year employment agreement. The agreements have a one-year automatic extension upon each anniversary date unless either party gives a 30-day notice prior to the anniversary date that the agreement will not be renewed. Under the agreement, the officer agrees to perform the duties currently being performed in addition to other duties that may be assigned from time to time. Briggs & Stratton agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees of Briggs & Stratton in comparable positions. In the event of a termination, the payments are continued for the remaining term of the agreement.

Change of Control Employment Agreements

The Board of Directors has authorized the Chairman of the Board to offer to all executive officers change in control employment agreements. These ensure the employee’s continued employment following a “change in control” on a basis equivalent to the employee’s employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change in control. Briggs & Stratton currently has such agreements with all of its executive officers. These agreements become effective only upon a defined change in control of Briggs & Stratton, or if the employee’s employment is terminated upon or in anticipation of such a change in control and automatically supersede any existing employment agreement. Under the agreements, if during the employment term (three years from the change in control) the employee is terminated other than for “cause” or if the employee voluntarily terminates his employment for good reason or during a 30-day window period one year after a change in control, the employee is entitled to specified severance benefits, including a lump sum payment of three times the sum of the employee’s annual salary and bonus and a “gross-up” payment that will, in general, effectively reimburse the employee for any amounts paid under federal excise taxes.

3. APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO

INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY

The Board of Directors has adopted resolutions declaring a two-for-one stock split of the company’s outstanding Common Stock (the “Stock Split”) contingent upon shareholder approval of the amendment to the company’s Articles of Incorporation described below. The stock split will be effected as a 100% stock dividend whereby an additional share of common stock will be distributed with respect to each outstanding share as of the record date for the stock split. The Board also declared it advisable and in the best interest of the shareholders that the shareholders approve the action called for by the following resolution and, accordingly, directed that the resolution be submitted for approval by the shareholders at the company’s Annual Meeting of Shareholders, intended to be effective as of the close of business on October 29, 2004.

“Resolved, that Article III of the Corporation’s Articles of Incorporation, entitled ‘Capital Stock,’ be amended to read in its entirety as follows:

The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Twenty Million (120,000,000) shares, consisting of one class only, designated as ‘Common Stock,’ of the par value of One Cent ($0.01) per share.”

Before the amendment can become effective, shareholders must approve Proposal 3 by the affirmative vote of the holders of a majority of the votes represented at the meeting.

Without the amendment, the company does not have a sufficient number of authorized shares of Common Stock to permit the Stock Split. Of the 60,000,000 currently authorized shares of Common Stock, as of August 25, 2004, 28,927,000 shares were issued, 14,463,500 shares were reserved for issuance under the company’s shareholder rights plan and 5,361,935 were reserved for issuance under the company’s Stock Incentive Plan. The increase in the authorized Common Stock would permit the Stock Split and would allow the remaining unissued shares to be used at some future date, without further shareholder action, for additional stock splits or dividends, or for other proper corporate purposes. However, the company presently has no plans to issue any shares other than as required for the Stock Split and as may be required in connection with the Stock Incentive Plan or the shareholder rights agreement.

If the amendment is approved, as of the effective date of the Stock Split, appropriate adjustments will be made in the number and price of shares reserved for issuance under the Incentive Compensation Plan and the shareholder rights agreement.

If the amendment is approved, the company proposes to cause it to become effective at the close of business on October 29, 2004 by filing the amendment with the Department of Financial Institutions of the State of Wisconsin.

As soon as practicable, there will be mailed to each shareholder of record as of the close of business on the date the amendment becomes effective a certificate or certificates for the additional shares with respect to outstanding shares that presently are represented in certificated form. Additional shares with respect to outstanding shares that presently are in book entry form will be distributed and recorded through the appropriate book entry system.

Certificates representing shares issued prior to the time the amendment becomes effective will continue to represent the same number of shares of the company’s stock as they did prior to the time the amendment becomes effective, and will after that time represent, in addition, the right to receive certificates for an equal amount of shares as a result of the Stock Split. Shareholders should not destroy their certificates, nor should they mail them to the company or its transfer agent. Existing certificates and the certificate or certificates for additional shares to be mailed to shareholders as a result of the Stock Split will represent the total shares owned after the amendment becomes effective.

The company has been advised by outside legal counsel that, in their opinion, the Stock Split will not result in any taxable income or in any gain or loss to shareholders for U.S. federal income tax purposes. Immediately after the Stock Split, the tax basis of each share of Common Stock will be one-half of the tax basis before the Stock Split. For tax purposes, each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued.

The Board of Directors recommends a vote FOR this proposal.

4. APPROVAL OF INCENTIVE COMPENSATION PLAN

General

The company’s Stock Incentive Plan was originally approved by the shareholders in October 1990, when 400,000 shares of common stock were reserved for distribution pursuant to awards. In October 1993 the shareholders approved an amendment to the plan to add 1,250,000 shares to accommodate a leveraged stock option program. The number of shares reserved was adjusted for a two-for-one stock split in November 1994 and for the spin-off of the company’s automotive lock business in February 1995. In October 1999 the shareholders approved reserving an additional 2,000,000 shares to the plan. The total number of shares currently authorized for issuance under the plan is 5,361,935.

On August 4, 2004, subject to shareholder approval, the Board of Directors unanimously approved amending, restating and renaming the Stock Incentive Plan as the Briggs & Stratton Corporation Incentive Compensation Plan (the “Plan”). The revisions would permit the issuance of up to 4,000,000 shares of the company’s common stock under the Plan for fiscal 2005 and subsequent years. This action followed a recommendation of the Compensation Committee (the “Committee”) based on its review of the pre-existing plan with assistance from Stern Stewart & Co. and Hewitt Associates LLC, which the Committee independently retained to advise it concerning the Plan.

The persons eligible to participate in the Plan include officers and other key employees of the company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the company, and non-employee directors of the company. Subject to the provisions of the Plan, the compensation committee may from time to time select from those officers and other key employees to whom awards shall be granted and shall determine the nature and amount of each award.

The primary purpose for seeking shareholder authorization for additional shares under the Plan and otherwise revising the Plan is to accommodate the issuance of restricted shares, stand-alone stock appreciation rights, and premium-priced stock options as incentive compensation to officers and key employees of the company, and the issuance of unrestricted shares, stand-alone stock appreciation rights, and premium-priced stock options as compensation to directors for their services to the company. The Plan also includes certain other changes, including:

•	fixing the exercise price of all stock options at 110% of the fair market value of the company’s common stock on the date the option is granted,

•	fixing the date on which options become exercisable at three years after their grant date and the expiration date at no more than ten years after the grant date,

•	establishing a cap under the Plan of 500,000 shares for awards of Incentive Stock Options,

•	increasing from 200,000 to 2,000,000 the number of shares that may be issued as restricted shares,

•	increasing the maximum cash bonus payable to any individual in any year from $1,000,000 to $3,000,000,

•	reducing from 150,000 to 115,000 the maximum number of stock options that an individual may receive in a year, and

•	establishing 80,000 as the maximum number of restricted or deferred shares that an individual may receive in a year.

If the Plan is not approved, no cash bonuses will be paid under the Plan.

The Premium Option and Restricted Stock Program

The Premium Option and Restricted Stock Program (the “Executive Program”), adopted by the Compensation Committee on April 20, 2004 for fiscal year 2005 and subsequent years, is designed to build upon the company’s EVA bonus plan by tying the interests of all senior executives to the long term consolidated financial results of the company. In general, the Executive Program is structured such that each year the executive is awarded premium-priced stock options having a value equal to the executive’s Target Incentive Award under the EVA bonus plan, and also is awarded restricted shares having a value equal to the amount of the executive’s Total Bonus Payout. These provisions are intended to reduce the volatility of incentive compensation from year to year, increase stock ownership by senior executives, and relate the award of restricted shares to the company’s financial performance.

Stock options granted under the Executive Program may be Incentive Stock Options (“ISOs”) as defined under and subject to Section 422 of the Internal Revenue Code (the “Code”) or Non-Qualified Stock Options (“NQSOs”). The stock options will be exercisable three years after date of grant. Generally, stock options will expire upon the optionee’s termination of employment for cause, one year following termination of employment due to death, three years following termination due to retirement or disability, or three months after termination of employment for any other reason; provided that in no event will the option continue longer than its maximum term set by the Compensation Committee at the time of grant. To the extent options are ISOs, they will retain such status, in general, only if exercised within three months following termination of employment.

The number of options awarded will be determined by dividing the dollar amount of the individual’s option award by the Black-Scholes value of a share of the company’s common stock based on its fair market value on the date of the grant. The exercise price of all stock options will be 110% of the fair market value of the company’s common stock on date of grant. The average of the high and low price of a share of Briggs & Stratton Corporation common stock on the New York Stock Exchange on August 13, 2004 (the date on which options were awarded for fiscal year 2004 performance) was $70.795. The option price is payable in cash or by use of common stock already owned by the optionee. The Committee, in its sole discretion, may elect to cash out all or any portion of the stock options by paying a per share amount equal to the excess of the fair market value at exercise over the option exercise price. Such payment may be in cash or common stock. Finally, the Committee may elect to substitute stock appreciation rights for any or all outstanding options at any time. Stock options are not transferable except by will or the laws of descent or distribution.

After the close of each fiscal year, the Committee will determine the Total Bonus Payout for each senior executive under the EVA Plan, and will award the executive restricted shares having an equivalent dollar value. The number of restricted shares will be calculated by dividing the dollar amount of the executive’s Total Bonus Payout by the fair market value of the company’s common stock on the date of grant. Restricted shares will vest five years after their grant date. The vesting date will not be accelerated by early or regular retirement, except in extraordinary circumstances approved by the Committee. If an executive resigns his or her employment prior to the vesting date, the restricted shares will be forfeited. To the extent stock options or restricted shares terminate or lapse without being exercised or vested, the shares subject thereto shall again be available for distribution in connection with further awards under the Plan.

Approximately 16 persons, including all officers named in the Summary Compensation Table located above in this proxy statement, are expected to participate in the Executive Program. The Executive Program is administered by the Committee, and may be modified or terminated by it at any time.

The Director’s Premium Option and Stock Grant Program

Nonemployee directors, of which there currently are eight, will participate in the Director’s Premium Option and Stock Grant Program (the “Director’s Program”). The Director’s Program is structured such that each nonemployee director will receive each year a grant of 2,000 premium-priced nonqualified stock options and 200 unrestricted shares of the company’s common stock. Like stock options awarded to senior executives, all stock options will be priced at 110% of the fair market value of the company’s common stock on the date of grant, become exercisable three years after the grant date and expire after the term of years set by the Board of Directors at the time of grant, but not to exceed ten years. The Director’s Program is administered by the full Board of Directors, and may be modified or terminated by it at any time.

Stock Appreciation Rights

The Plan permits the Committee to grant Stock Appreciation Rights (“SARs”) as a freestanding incentive award, in conjunction with all or part of any stock options granted under the Plan, or as a substitute for outstanding options. The Committee will set a grant price for each SAR at the time it is granted. For freestanding SARs, the grant price will be 110% of the fair market value of the company’s common stock on the date of grant. For SARs granted in connection with option awards, the grant price of the SARs will be equal to the exercise price of the related options. For SARs substituted for outstanding options, the grant price will be equal to the exercise price of the options. SARs awarded on a freestanding basis may be surrendered for payment three years after the date of award, and will expire after a term of years set by the Committee which will be not more than ten years after the date of award. SARs issued in connection with options may be surrendered by the holder in connection with the exercise of the related options. SARs issued to replace outstanding options may be surrendered for payment at any time during which the holder would have been entitled to exercise the related options. When a holder surrenders a SAR, the holder is entitled to a payment in cash, shares of stock or both equal in value to the difference between the fair market value of the company’s common stock at the time of surrender and the grant price established for the SAR at the time of grant.

Other Restricted Stock Awards and Deferred Stock Awards

The Committee or Chief Executive Officer may make small awards of restricted stock on occasion to key employees. In the past two fiscal years, the Committee approved restricted stock awards totaling 37,500 shares. The number of shares that will be issued for this purpose in the form of restricted stock is expected to be small.

The Plan provides that the Committee may elect to cash out all or part of the portion of any stock option to be exercised by paying the optionee an amount, in cash or common stock, equal to the excess of the fair market value of the stock over the exercise price (the “Spread Value”) on the effective date of such cash out. The Committee may require that all or part of the shares to be issued with respect to the Spread Value portion of an exercised stock option take the form of deferred or restricted stock, which will be valued on the date of exercise on the basis of the fair market value of such deferred or restricted stock. To date, the Committee has not issued deferred or restricted stock for this purpose, but it may elect to do so on occasion in the future. It is not expected that any significant number of shares reserved under the Plan will be used for this purpose.

The Committee also could elect to substitute SARs for options outstanding under the Plan at any time. Any such SARs would have a base price equal to the exercise price of the options, and would expire on the expiration date of the related options. Any SARs granted for this purpose could be surrendered for payment by the holder at any time prior to expiration during which the related option would have been exercisable.

The Plan also authorizes awards of deferred stock, either alone or in tandem with other awards granted under the Plan. Among other uses, deferred stock may be used to replace outstanding options based on the difference between the then current market value of the company’s stock and the exercise price of the subject option. The Committee determines to whom and the time or times at which deferred stock is awarded, the number of shares to be awarded to any participant, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred and any other terms and conditions of the award. The Committee may condition a grant of deferred stock upon the attainment of specified performance goals or such other factors or criteria as it determines. Generally awards of deferred stock are nontransferable during the deferral period, and are forfeited automatically upon a participant’s separation from employment with the company, provided that the Committee may waive all deferral limitations in the event of an involuntary termination (other than for cause), should it determine such action appropriate. The specific terms and conditions applicable to any deferred stock award will be explicitly spelled out in a deferred stock agreement to be entered into with the participant at the time of the award.

Other Plan Provisions Currently in Effect

The Plan includes provisions governing incentive cash bonus awards. The Committee determines and administers bonuses to senior executives based on their attainment of pre-established, objective performance goals. More information about how bonuses are determined and paid is stated above in the Report of the Compensation Committee. Effective August 4, 2004 but subject to approval of the Plan by shareholders, the maximum bonus payable to any individual in a fiscal year may not exceed $3 million.

Upon the occurrence of a “change in control” of the company as defined in the Plan, any outstanding stock options which are not then exercisable will become fully exercisable. Upon a change in control, optionees may elect to surrender all or any part of their stock options and receive a per share amount in cash equal to the excess of the “change in control price” over the exercise price of the stock option. The “change in control price” will be the highest price per share paid in any transaction reported on the New York Stock Exchange Composite index, or paid or offered to be paid in any bona fide transaction relating to a change in control of the company. If an optionee’s employment is terminated at or following a change in control (other than by death, disability, or retirement), the exercise periods of an optionee’s stock options will be extended to the earlier of six months and one day from the date of employment termination or the options’ respective expiration dates.

In the event of any merger, stock split, consolidation, recapitalization, stock dividend, reorganization or other change in corporate structure affecting the common stock, the Board of Directors may, in its sole discretion, make such substitutions or adjustments in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options (and related stock appreciation rights), in the number and purchase price of shares subject to outstanding stock purchase rights, and in the number of shares subject to other awards granted under the Plan.

Federal Income Tax Aspects

The following is a brief summary of the company’s understanding of the principal anticipated federal income tax consequences of awards made under the Plan based upon the applicable provisions of the Code in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

1. Incentive Stock Options. An optionee will not realize taxable income at the time an ISO is granted or exercised. If common stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years of the date of grant or within one year after exercise of the option, then (a) any gain upon the subsequent sale of the shares will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term loss, and (b) no deduction will be allowed to the company for federal income tax purposes. The spread between the ISO price and the fair market value of the shares at the time of exercise is an adjustment item for purposes of the alternative minimum tax.

If an optionee disposes of shares acquired upon the exercise of an ISO before the expiration of the holding periods described above, then generally (a) the optionee will be taxed as if he or she had received compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the company will generally be entitled to a corresponding deduction in that year. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the company.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the optionee’s employment, the option will generally be treated for tax purposes as a non-qualified stock option.

All stock acquired pursuant to the exercise of an ISO is subject to the holding period rules and disqualifying disposition rules described above, regardless of whether such stock is paid for with cash or previously acquired shares. Furthermore, the exercise of an ISO with previously acquired stock will be deemed to be an exchange to which Section 1036 of the Code applies. The optionee’s basis in the number of shares of ISO stock that equals the number of previously acquired shares used to exercise the ISO shall equal the basis of the previously acquired shares used to exercise the ISO, increased by the amount of compensation recognized in the transaction, if any. The optionee’s basis in any remaining shares of ISO stock shall be zero.

If a “statutory option stock” (stock acquired through the exercise of a qualified stock option, an ISO, an option granted under an employee stock purchase plan or a restricted stock option) is transferred to acquire shares offered under an ISO, and if the applicable holding periods for such statutory option stock have not been met before such transfer, the transfer will result in ordinary income with respect to the stock disposed of, but will not affect the tax treatment, as described above, for the stock received.

To the extent that the fair market value of common stock (determined as of the date of grant) subject to ISOs exercisable for the first time by an optionee during any calendar year exceeds $100,000, those options will not be considered ISOs.

2. Non-Qualified Stock Options. An optionee will not realize taxable income at the time a NQSO is granted, but taxable income will be realized, and the company will generally be entitled to a deduction, at the time of exercise of the NQSO. The amount of income (and the company’s deduction) will be equal to the difference between the NQSO exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for federal income tax purposes. On subsequent disposition of the shares acquired upon exercise of a NQSO, capital gain or loss as determined under the normal capital asset holding period rules will be realized in the amount of the difference between the proceeds of sale and the fair market value of the shares on the date of exercise. Where the NQSO exercise price is paid in “delivered stock,” the exercise is treated as a tax-free exchange of the shares of delivered stock (without recognizing any taxable gain with respect thereto) for a like number of new shares. The optionee’s basis in the number of new shares that equals the number of shares used to exercise the NQSO will equal the basis of the shares used to exercise the NQSO, and the optionee’s holding period for the new shares will include the optionee’s holding period in the shares used to exercise the NQSO. The optionee’s basis in any remaining shares will equal the amount of compensation income recognized upon exercise of the NQSO and the optionee’s holding period for such shares will begin on the date the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NQSO described above.

3. Restricted Stock. A grantee generally recognizes no taxable income at the time of an award of restricted stock. However, a grantee may make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted may be taxed as capital gain (or loss) upon a subsequent sale of the shares. If the grantee does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. The company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.

4. SARs. A grantee will not recognize taxable income upon the grant of a SAR. Upon the exercise of a SAR, the consideration paid to the grantee upon exercise of the SAR will constitute compensation taxable to the grantee as ordinary income. The company is generally entitled to an income tax deduction for any compensation income taxed to the grantee upon exercise of a SAR.

5. Deferred Stock. A grantee who has been granted deferred stock will not recognize taxable income until the applicable award cycle expires and the grantee is in receipt of the stock distributed in payment of the award, at which time such grantee will realize compensation income equal to the full fair market value of the shares delivered. The company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.

6. Tax Withholding. Under the Plan, an employee must pay the company, no later than the date on which an amount first becomes includable in his or her gross income for federal income tax purposes with respect to an award, any taxes required to be withheld with respect to such amount. Such withholding obligation may be settled with already owned shares, including shares that constitute part of the award giving rise to the withholding obligation, unless otherwise determined by the company. The amount of income recognized is not reduced by the delivery of already owned shares or the retention by the company of shares issuable under an award to satisfy withholding obligations.

New Plan Benefits

The number of awards to be made pursuant to the Plan is subject to the discretion of the Committee and therefore cannot be determined with certainty at this time. However, the company anticipates that the Committee will make annual grants of stock options and restricted shares to senior executives consistent with the above description of the Executive Program, and that the Board of Directors will make annual grants to nonemployee directors of unrestricted shares and stock options consistent with the description of the Director’s Program described above. The number of stock options granted to each of the named executive officers and nonemployee directors of the company in August 2004 under the Stock Incentive Plan for fiscal 2004 are described above under Election of Directors and Executive Compensation – Stock Options. In total, 478,870 stock options were granted to executive officers, and 27,770 stock options were granted to key employees who are not executive officers of the company.

Shareholder Cost

The shareholder cost of stock-based incentive plans has traditionally been measured by potential voting power dilution (i.e., shares reserved divided by fully diluted shares outstanding). Shareholders have increasingly focused more on the expected economic cost of stock-based incentive plans (i.e., the value of stock and options reserved divided by the market value of shares outstanding). This approach, unlike the traditional approach, recognizes that stock grants are more expensive than conventional stock options and that conventional stock options are more expensive than premium-priced stock options. The Board believes that expected economic cost is the most appropriate measure of shareholder cost.

The Committee engaged Hewitt Associates LLC to calculate the economic cost and the voting power dilution resulting from the recommended 4,000,000 shares that may be issued in the future under the Plan. The voting power dilution associated with these shares is 15.8% based on the diluted number of shares outstanding at the end of fiscal year 2004. Because the stock options have a 110% exercise price and an exercise period that begins three years after the grant date and ends no more than ten years after the grant date, the Committee believes that the economic cost of the Plan as a percent of the market value of the company’s shares outstanding is reasonable and significantly less than for traditional grants.

The Committee engaged Stern Stewart & Co. to calculate the cost of the company’s pre-existing leveraged stock option program from 1993 through 2003, and to estimate what the cost would have been if the modifications approved by the Committee in April 2004 had been in place since 1993. The consultant reported that the cumulative cost of the pre-existing program was $56.6 million, and the cost of the new program, which involves awarding more restricted stock but fewer premium-priced options, would have been $51.1 million if it had been in effect since 1993.

In summary, the Board believes that the cost to be incurred by shareholders under the Plan is reasonable to obtain the benefits of a balanced but strong incentive for management to increase shareholder value. A copy of the full text of the Plan is attached as Exhibit B to this proxy statement.

The Board of Directors recommends a vote FOR approval of the Plan.

AUDITORS

The Audit Committee of the Board of Directors has selected the public accounting firm of PricewaterhouseCoopers LLP as its independent auditors for the current year ending July 3, 2005. Deloitte & Touche LLP audited the financial statements of the company for the year ended June 27, 2004.

On August 3, 2004 the Audit Committee dismissed Deloitte & Touche LLP as the company’s independent public accountants and appointed PricewaterhouseCoopers LLP as the company’s new independent accountants. Deloitte & Touche LLP’s report on the company’s consolidated financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years and through the date of dismissal of Deloitte & Touche LLP, there were no disagreements between the company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the past two fiscal years and through the date of dismissal of Deloitte & Touche LLP. During the past two fiscal years, and through the date of dismissal of Deloitte & Touche LLP, the company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP will be present at the Annual Meeting. Each representative will have the opportunity to make a statement and respond to appropriate questions.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

Briggs & Stratton is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended June 27, 2004 accompanies this Proxy Statement. Requests for additional copies should be directed to Carole Ford, Shareholder Relations, Briggs & Stratton Corporation, P.O. Box 702, Milwaukee, Wisconsin 53201.

SHAREHOLDER PROPOSALS

Proposals that shareholders intend to present at the 2005 Annual Meeting must be received at Briggs & Stratton’s principal executive offices no earlier than July 5, 2005 and no later than July 30, 2005, in order to be presented at the meeting and must be in accordance with the requirements of the Bylaws of Briggs & Stratton. Shareholder proposals must be received by May 16, 2005 to be considered for inclusion in the proxy material for that meeting under the SEC’s proxy rules.

BY ORDER OF THE BOARD OF DIRECTORS BRIGGS & STRATTON CORPORATION

Robert F. Heath, Secretary

Wauwatosa, Wisconsin

September 13, 2004

EXHIBIT A

BRIGGS & STRATTON CORPORATION

AUDIT COMMITTEE CHARTER

I.	Purpose

The primary functions of the Audit Committee of the Board of Directors shall be to assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare the report of the Audit Committee that SEC rules require be included in the Company’s annual proxy statement.

Management remains responsible for preparing and filing the Company’s financial statements as required by the SEC, for conducting investigations, and for assuring the Company operates in accordance with applicable law.

II.	Membership

The members of the Committee shall consist of three or more directors appointed by the Board. The Committee shall meet the financial expertise and independence requirements, including compensation-related provisions, established by the SEC and New York Stock Exchange.

Unless a chairman is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

The Board shall determine whether a member of the Committee meets the SEC standard for designation as an audit committee financial expert. Designation as an audit committee financial expert does not affect the duties or liability of such member.

III.	Meetings

The Committee shall meet at such times as it determines to be necessary or appropriate, but not less than four times each year, and shall report to the Board at the next meeting of the Board following each such Committee meeting. The Committee may request any employee of the Company or the Company’s outside counsel or independent auditor to attend a Committee meeting or meet with the Committee’s members or consultants.

IV.	Responsibilities and Duties

The Committee’s responsibilities and duties shall include the following:

Review Procedures

1.	Meet periodically with management to review:

(a)	Major financial risk exposures and steps management has taken to monitor and control such exposures.

(b)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues regarding the adequacy and effectiveness of the Company’s internal controls.

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(c)	Significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(d)	The effect of regulatory and accounting initiatives on the financial statements of the Company.

2.	Review the Company’s quarterly financial statements and annual audited financial statements with management and the independent auditor prior to filing or distribution. The reviews shall include without limitation:

(a)	Major issues regarding accounting and auditing principles and practices.

(b)	Earnings press releases and financial information and earnings guidance provided to analysts and rating agencies, including any pro forma or adjusted non-GAAP information.

(c)	With respect to quarterly financial statements, (i) disclosures under the MD&A section, and (ii) management’s report on any significant deficiencies in the design or operation of internal controls and procedures and on any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

(d)	With respect to annual audited financial statements, (i) disclosures under the MD&A section, (ii) management’s assessment of the effectiveness of internal controls and procedures, (iii) the independent auditor’s report on such assessment, (iv) all critical accounting policies and practices to be used, (v) all alternative treatments within GAAP for policies and practices related to material items that the independent auditor has discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (vi) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.	Meet periodically with the chief financial officer, the internal audit manager and the independent auditor in separate executive sessions.

Oversight of Independent Auditor

1.	Appoint the independent auditor, approve in advance all audit and non-audit services to be provided by the independent auditor, and approve the fees to be paid by the Company to the independent auditor. The Audit Committee may delegate pre-approval authority to the Chairman, which if exercised shall be reported to the Committee at its next scheduled meeting.

2.	Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit and a report from the independent auditor regarding the auditor’s independence and its internal quality control procedures.

3.	Resolve any disagreement between management and the auditor regarding financial reporting, review any special audit steps adopted in light of material control deficiencies, and review with the independent auditor any changes required in the planned scope of the external audit.

4.

At the conclusion of the annual audit, discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61. These matters include the auditor’s responsibilities under GAAP, significant accounting policies, accounting estimates, significant audit adjustments, other information provided by the auditor in audited financial statements, any disagreements with management about

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matters that could be significant to the audited financial statements, significant matters that management may have discussed with other auditors, major issues discussed with management prior to retention of the auditor, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

5.	Meet privately with the independent auditor to discuss any matters that the Committee or auditor feels should be discussed, including without limitation the quality of management, financial, accounting and internal audit personnel, and whether any restrictions have been placed by management on the scope of the auditor’s examination.

6.	Decide whether to retain or terminate the services of the independent auditor.

7.	Establish policies to govern hiring by the Company of any employee or former employee of the independent auditor.

Review of Internal Audit Department

1.	Review the appointment and replacement of the internal audit manager.

2.	Review the significant reports to management prepared by the internal audit department and management’s responses.

3.	Review and approve the internal audit charter that explains the functional and organizational framework for providing services to management and to the Audit Committee, including the purpose, responsibility, authority and reporting relationships of the internal audit functions.

4.	Annually review the internal audit plans, budgets, objectives and goals.

Other Audit Committee Responsibilities

1.	Retain at the Company’s expense legal, accounting or other consultants to advise the Committee.

2.	Advise the Board whether a Committee member meets the SEC standard for an audit committee financial expert.

3.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, and for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Review and approve any waiver of any policy in the Company’s Business Integrity Manual affecting any director or Board-elected officer.

5.	On an annual basis or more often if appropriate:

(a)	Review a report from management concerning the Company’s Integrity Program and compliance with applicable law.

(b)	Review a report from the Company’s General Counsel concerning legal matters that may have a material impact on the financial statements or may involve material reports or inquiries received from regulators or governmental agencies.

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(c)	Prepare the report required by the SEC to be included in the Company’s annual proxy statement.

(d)	Evaluate the performance of the Committee.

(e)	Review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

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EXHIBIT B

THE BRIGGS & STRATTON CORPORATION

INCENTIVE COMPENSATION PLAN

Section 1. Purpose; Definitions.

The purpose of the Plan is to enable key employees and directors of the Company, its subsidiaries and affiliates to participate in the Company’s future by offering them proprietary interests in the Company. The Plan also provides a means through which the Company can attract and retain key employees and directors of merit.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Cash Bonus Award” means an award pursuant to Section 9.

(c)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)	“Commission” means the Securities and Exchange Commission or any successor agency.

(e)	“Committee” means the Committee referred to in Section 2.

(f)	“Company” means Briggs & Stratton Corporation, a corporation organized under the laws of the State of Wisconsin, or any successor corporation.

(g)	“Deferred Stock” means an award made pursuant to Section 8.

(h)	“Directors’ Fees in Stock” means an award of stock made to a director pursuant to Section 10.

(i)	“Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(j)	“Early Retirement” means retirement from active employment with the Company, a subsidiary or affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)	“Fair Market Value” means, except as provided in Sections 5(k) and 6(b)(ii), the mean, as of any given date, between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(m)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

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(o)	“Normal Retirement” means retirement from active employment or service with the Company, a subsidiary or affiliate at or after age 65 with respect to employees and in accordance with the Board service policy with respect to Directors.

(p)	“Plan” means The Briggs & Stratton Corporation Incentive Compensation Plan, as set forth herein and as hereinafter amended from time to time.

(q)	“Restricted Stock” means an award under Section 7.

(r)	“Retirement” means Normal or Early Retirement.

(s)	“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(t)	“Stock” means the Common Stock, $0.01 par value, of the Company.

(u)	“Stock Appreciation Right” means a right granted under Section 6.

(v)	“Stock Option” or “Option” means an option granted under Section 5.

In addition, the terms “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 11(b) and (c), respectively.

Section 2. Administration.

For awards that may be granted to eligible employees, the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, which shall be constituted to permit the Plan to comply with Rule 16b-3 and Section 162(m) of the Code, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board. For awards that may be granted to directors, the Plan shall be administered by the entire Board. The term “Committee” shall refer to the Compensation Committee of the Board or such other committee appointed by the Board with respect to the awards granted to eligible employees and the entire Board with respect to awards that may be granted to directors.

The Committee shall have plenary authority to grant to eligible employees, pursuant to the terms of the Plan, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Cash Bonus Awards. The Committee shall have plenary authority to grant to directors, pursuant to the terms of the Plan, Non-Qualified Stock Options and Directors’ Fees in Stock.

In particular, the Committee shall have the authority, subject to the terms of the Plan:

(a)	to select the officers and other key employees to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Cash Bonus Awards may from time to time be granted;

(b)	to select the directors to whom Non-Qualified Stock Options and Directors’ Fees in Stock may from time to time be granted;

(c)	to determine whether and to what extent awards are to be granted hereunder;

(d)	to determine the number of shares to be covered by each award granted hereunder;

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(e)	to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(f)	to adjust the performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan;

(g)	to determine under what circumstances a Stock Option may be settled in cash, Deferred Stock or Restricted Stock under Section 5(k);

(h)	to determine if and when any outstanding Stock Options shall be converted to Stock Appreciation Rights as described in Section 6(a) of this Plan;

(i)	to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred; and

(j)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may authorize (a) any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee, and (b) the chief executive officer of the Company to grant Restricted Stock to key employees who are not officers of the Company.

Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for future distribution under the Plan upon its approval by shareholders at the 2004 annual meeting shall be 4,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Only 2,000,000 shares in aggregate will be available for issuance as Restricted Stock or Deferred Stock, and only 500,000 shares in aggregate will be available for issuance as Incentive Stock Options. All Stock Options granted under the Plan will be premium priced Stock Options with an exercise price of 110% of the Fair Market Value of the Company’s Stock on the date of grant.

Subject to Section 6(b)(iv), if any shares of Stock that have been optioned cease to be subject to a Stock Option, if any shares of Stock that are subject to any Restricted or Deferred Stock award are forfeited or if any Stock Option or other award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Board, in its sole

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discretion; provided, however, that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 4. Eligibility.

Officers and other key employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Cash Bonus Awards. However, no employee shall be eligible to receive awards covering more than 115,000 Stock Options and Stock Appreciation Rights and 80,000 shares of Restricted Stock and Deferred Stock in any fiscal year. Directors of the Company are eligible to be granted Non-Qualified Stock Options and Directors’ Fees in Stock.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 425(f) of the Code). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee specifies by resolution, which shall be on or after the date it selects an individual as a participant in any grant of Stock Options, determines the number of Stock Options to be granted to such individual and specifies the terms and provisions of the option agreement. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreements shall be duly executed and delivered by the Company.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock

Option under such Section 422. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)	Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to 110% of the Fair Market Value of the Stock at time of grant.

(b)	Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the Option is granted.

(c)

Exercisability. Stock Options shall be exercisable commencing 3 years after the grant date, subject to Sections 5(f), (g) and (h) and such other terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in

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installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(d)	Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option exercise period by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. As determined by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the Stock Option is granted.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee.

No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock or Deferred Stock, an optionee shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 15(a).

(e)	Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

(f)	Termination by Death. Subject to Section 5(j), if an optionee’s employment or service terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable for the balance of the term of the Stock Option or, if the Stock Option is not yet exercisable on the optionee’s date of death, for a period of one year (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)

Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment or service terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable

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to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h)	Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment or service terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i)	Other Termination. Unless otherwise determined by the Committee, if an optionee’s employment or service terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the balance of such Stock Option’s term. Notwithstanding the foregoing, if an optionee’s employment or service terminates at or after a Change in Control (as defined in Section 12(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such Stock Option’s term pursuant to Section 5(b).

(j)	Incentive Stock Option Limitations. To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of any subsidiary or parent corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

The Committee is authorized to provide at grant that, to the extent permitted under Section 422 of the Code, if a participant’s employment with the Company and its subsidiaries is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections 5(f), (g) or (h), applied without regard to this Section 5(j), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the optionee to exercise such Incentive Stock Option (either as an Incentive Stock Option or, if exercised after the expiration periods that apply for the purposes of Section 422, as a Non-Qualified Stock Option).

(k)	Cashing Out of Option: Settlement of Spread Value in Deferred or Restricted Stock. On receipt of written notice to exercise, the Committee may elect to cash out all or part of the portion of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash out.

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Cash outs relating to options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the “window period” provisions of Rule 16b-3, to the extent applicable, and, in the case of cash outs of Non-Qualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 6(b)(ii)(B).

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the Spread Value payable in the event of a cash out of an unexercised Stock Option or the Spread Value portion of an exercised Stock Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Deferred or Restricted Stock, determined without regard to the deferral limitations or forfeiture restrictions involved. Notwithstanding any other provision of this Plan, upon a Change in Control (as defined in Section 11(b)) other than a Change in Control specified in clause (i) of Section 11(b) arising as a result of beneficial ownership (as defined therein) by the Participant of Outstanding Company Common Stock or Outstanding Company Voting Securities (as such terms are defined below), in the case of Stock Options other than Stock Options held by an officer or director of the Company (within the meaning of Section 16 of the Exchange Act) which were granted less than six months prior to the Change in Control, during the 60-day period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, in lieu of the payment of the exercise price of the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the “Change in Control Price” (as defined in Section 11(c)) per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised.

Section 6. Stock Appreciation Rights.

(a)	Grant of SARs. Stock Appreciation Rights may be granted alone (“Freestanding SARs”) or in conjunction with all or part of any Stock Option granted under the Plan (“Tandem SARs”), or in any combination of these forms of SARs. The Committee shall determine the officers and key employees to whom and the time or times at which SAR grants will be made, the number of SARs to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards. In the case of Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of SARs granted in conjunction with an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. Each SAR Award shall be evidenced by an agreement that shall specify the Grant Price, the term of the SAR and such other provisions as the Committee shall determine.

(b)	Grant Price. The Grant Price for each SAR shall be determined by the Committee and shall be specified in the agreement. The Grant Price of a Freestanding SAR shall be equal to 110% of the Fair Market Value of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

(c)

Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and specified in the SAR Award Agreement. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise

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or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

(d)	Exercise of SARs. A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes. A Tandem SAR may be exercised by an optionee in accordance with Section 6(e) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(e). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(e)	General Terms and Conditions. SARs shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)	A Stock Appreciation Right shall not be exercisable during the first six months of its term by an individual who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. Tandem SARs shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6. Notwithstanding the foregoing,

(ii)	Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

In the case of Stock Appreciation Rights held by individuals who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

(a)	may require that such Stock Appreciation Rights be exercised only in accordance with the applicable “window period” provisions of Rule 16b-3; and

(b)	in the case of Stock Appreciation Rights relating to Non-Qualified Stock Options, may provide that the amount to be paid upon exercise of such Stock Appreciation Rights during a Rule 16b-3 “window period” shall be based on the highest mean sales price of the Stock on the New York Stock Exchange on any day during such “window period”.

(iii)	Except as otherwise provided in the agreement or otherwise determined at any time by the Committee, no Freestanding SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Tandem SARs shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

(iv)	Upon the exercise of a Tandem SAR, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

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(f)	SARS in substitution for Stock Options. In the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee shall have the ability to substitute Stock Appreciation Rights for outstanding Stock Options, without receiving an optionee’s permission and with such Stock Appreciation Rights to be paid in Stock or cash, at the Committee’s discretion. The terms of the substituted Stock Appreciation Rights shall be the same as the terms of the Stock Options and the aggregate difference between the Fair Market Value of the underlying Stock and the grant price of the Stock Appreciation Rights shall be equivalent to the aggregate difference between the Fair Market Value of the underlying Stock and the option price of the Stock Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, the Committee shall have the authority to revoke this provision, after which it shall be considered null and void.

Section 7. Restricted Stock.

(a)	Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the awards, in addition to those contained in Section 7(c).

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)	Awards and Certificates. Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Briggs & Stratton Corporation Incentive Compensation Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Briggs & Stratton Corporation, 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c)	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)	Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during a period set by the Committee, commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

(ii)	Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the

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Company, including the right to vote the shares and the right to receive any cash dividends. If required by the Committee, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

(iii)	Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(i) and (iv), upon termination of a participant’s employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv)	In the event of hardship or other special circumstances of a participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

(v)	If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

(vi)	Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

Section 8. Deferred Stock.

(a)	Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred and any other terms and conditions of the award, in addition to those contained in Section 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)	Terms and Conditions. Deferred Stock awards shall be subject to the following terms and conditions:

(i)	Subject to the provisions of the Plan and the Deferred Stock Agreement referred to in Section 8(b)(vii), Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 8(b)(vi), where applicable), share certificates shall be delivered to the participant for the shares covered by the Deferred Stock award.

(ii)	Unless otherwise determined by the Committee, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be awarded, automatically deferred and deemed to be reinvested in additional Deferred Stock.

(iii)	Except to the extent otherwise provided in the applicable Deferred Stock Agreement and Sections 8(b)(iv) and (v), upon termination of a participant’s employment for any reason during the Deferral Period, the rights to the shares still covered by the Deferred Stock award shall be forfeited.

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(iv)	Based on service, performance and such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock award and waive the deferral limitations for all or any part of such award.

(v)	In the event of hardship or other special circumstances of a participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining deferral limitations with respect to any or all of such participant’s Deferred Stock.

(vi)	A participant may elect to further defer receipt of the Deferred Stock payable under an award (or an installment of an award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for the award (or for such installment of an award).

(vii)	Each award shall be confirmed by, and be subject to the terms of, a Deferred Stock Agreement.

Section 9. Cash Bonus Awards.

(a)	Administration. The Committee may establish cash bonus awards for executive officers either alone or in addition to other awards granted under the Plan. The Committee shall determine the time or times at which bonus awards shall be granted, and the conditions upon which such awards will be paid.

(b)	Terms and Conditions.

(i)	A cash bonus award shall be paid solely on account of the attainment of one or more preestablished, objective performance goals. Performance goals shall be based on one or more business criteria that apply to the individual, a business unit, or the corporation as a whole. It is intended that any performance goal will be in a form which relates the bonus to an increase in the value of the Company to its shareholders. Economic Value Added (“EVA®”) improvement is the financial performance measure most closely correlated with increases in shareholder value. In general, EVA is the excess of net operating profit after taxes, less a capital charge which is intended to represent the return expected by the providers of the Company’s capital. Performance goals may also include stock price, market share, sales, earnings per share, return on equity, or costs. In addition, performance goals for any individual who is not a “covered employee”, as that term is defined in Section 162(m) of the Code, may be based upon such other factors as the Committee may determine.

(ii)	Performance goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance goal relates. The preestablished performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained. It is intended that the bonus formula will be based upon a percentage of an individual’s salary or base pay. Upon approval of the Plan by shareholders at the 2004 annual meeting, in no event shall the maximum bonus payable to any individual in any fiscal year exceed $3,000,000.

(iii)	Following the close of the performance period, the Committee shall determine whether the performance goal was achieved, in whole or in part, and determine the amount payable to each individual.

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Section 10. Directors’ Fees in Stock

The Board (acting as the Committee under the Plan) may pay all, or such portion as it shall from time to time determine, of the retainer and fees payable to the members of the Board in shares of Stock. The number of shares to be issued to directors, in lieu of the cash compensation to which they would otherwise be entitled, shall be determined by the Board. The Board may permit directors to defer the issuance of Stock hereunder in accordance with such rules as the Board may determine.

Section 11. Change In Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 11(b)):

(i)	Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant; provided, however, that, in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

(ii)	The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock and Stock Purchase Rights shall lapse, and such Restricted Stock, Deferred Stock and Stock Purchase Rights shall become free of all restrictions and fully vested to the full extent of the original grant.

(b)	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock of the Company (the “outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this subsection (b) of this Section 11; or

(ii)	Individuals who, as of December 1, 1989, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 1, 1989 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the lncumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case,

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unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company and the subsequent consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c)	Change in Control Price. For purposes of the Plan, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60 day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such options.

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Section 12. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award and Cash Bonus Award theretofore granted without the optionee’s or recipient’s consent, or without the approval of the Company’s stockholders, if shareholder approval of the change would be required to comply with Rule 16b-3 or the Code.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent. Options issued under any of the Corporation’s existing stock option plans will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted award, without the prior approval of the Company’s shareholders.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

Section 13. Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 14. General Provisions.

(a)	The Committee may require each person purchasing shares pursuant to a Stock Option or a Stock Purchase Right to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its employees.

(c)	The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or affiliate to terminate the employment of any employee at any time.

(d)

No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall

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be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

(e)	At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f)	The reinvestment of dividends in additional Deferred or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

(g)	The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

(h)	The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

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BRIGGS & STRATTON CORPORATION PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 20, 2004	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of JOHN S. SHIELY and ROBERT F. HEATH, with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the shareholders’ annual meeting of Briggs & Stratton Corporation and at any adjournments. The meeting will be held in Grand Rapids, Michigan on October 20, 2004 at 9:00 a.m. Eastern Daylight Time. My directions are on the reverse side of this proxy. I revoke any proxy previously given.

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named “FOR” proposals 1 through 4 and in their discretion on any other matters properly brought to a shareholder vote at the meeting.

If the undersigned holds Briggs & Stratton shares in Briggs & Stratton Corporation’s 401(k) Plans or Dividend Reinvestment Plan, this proxy constitutes voting instructions for any shares so held.

(Continued and to be Signed on Reverse Side)

BRIGGS & STRATTON CORPORATION

P.O. Box 702, Milwaukee, WI 53201-0702

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(SEE REVERSE SIDE)

BRIGGS & STRATTON CORPORATION ANNUAL MEETING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS

AND PROPOSALS 2 THROUGH 4.

(1) Election of Three Directors: Nominees – William F. Achtmeyer; David L. Burner; Mary K. Bush
☐ VOTE FOR all nominees listed above*	☐ VOTE WITHHELD from all nominees listed above

* To withhold authority to vote for any nominee, write the nominee’s name on the space below.
____________________________________________________________________________________________________________

(2) Ratification of PricewaterhouseCoopers LLP as the company’s independent auditor.
☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) Proposal to amend the company’s Articles of Incorporation to increase the number of authorized shares of common stock.
☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) Proposal to amend and restate the Briggs & Stratton Corporation Incentive Compensation Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN

(5) In the discretion of the appointed proxies on any other matters properly brought to a shareholder vote at the meeting, all as set forth in the Notice and Proxy Statement.

You are acknowledging receipt of the Notice and Proxy Statement by submitting your vote.

☐ I PLAN TO ATTEND THE MEETING.	Date , 2004

Signature(s) in Box

Please sign exactly as your name appears, giving your full title if signing as attorney or fiduciary. If shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.